Exhibit 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 29, 1998, on the consolidated financial statements of United Pan-Europe Communications N.V. for the years ended December 31, 1997 and 1996, which report appears in the United International Holdings, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1998.


                                               /S/  Arthur Andersen & Co.
                                               --------------------------
                                               Arthur Andersen & Co.

Amstelveen, The Netherlands
January 27, 1999